Ng Tsze Lun

Limited Power of Attorney for Section 16 Reporting Obligations

Know all by these presents, that the undersigned hereby constitutes and appoints Richard J. Shaw, San Yick, and
Desmond Ho, each acting individually, as the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and on the undersigned's behalf, and submit to the United States
Securities and Exchange Commission (the "SEC") a Form ID, including any amendment or amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act");

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director and/or ten percent owner of Jerash Holdings (US), Inc. (the
"Company"), Forms 3, 4, and 5 in accordance with Section
16(a) of the Exchange Act;

(3) do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5, including any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

(4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or desirable to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Limited
Power of Attorney and the rights and powers herein granted.
The undersigned acknowledges that this Limited Power of Attorney authorizes, but does not require each attorney-in-fact to act in his discretion on information provided to him without independent verification of such information and further acknowledges that the foregoing attorneys-in fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 under Section 16(a) of the Exchange Act with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has signed this Limited Power of Attorney this 25th day of April, 2018.

				/s/ Ng Tsze Lun
				Ng Tsze Lun